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AMCORE FINANCIAL, INC. AND SUBSIDIARIES
EXHIBIT 11
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                              QUARTER ENDED MARCH 31,
(in 000's)                                                     1995            1994
                                                              ------          ------
PRIMARY EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                         $4,614          $4,763
  SHARES
    Weighted average number of common shares                  12,410          12,376

    Dilutive effect of outstanding options (as
     determined by application of the treasury
     stock method)                                               191             182
                                                              ------          ------
    Weighted average number of shares, as adjusted            12,601          12,558
                                                              ======          ======

  PRIMARY EARNINGS PER SHARE*                                 $0.366          $0.379
                                                              ======          ======

FULLY DILUTED EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                         $4,614          $4,763

  SHARES
    Weighted average number of shares, as adjusted
     per primary computation above                            12,601          12,558

    Additional dilutive effect of outstanding options
     (as determined by application of the treasury
     stock method)                                            --              --
                                                              ------          ------
    Weighted average number of shares, as adjusted            12,601          12,558
                                                              ======          ======

  FULLY DILUTED EARNINGS PER SHARE*                           $0.366          $0.379
                                                              ======          ======



* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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